EXHIBIT 5.1

December 6, 2023

Service Corporation International
1929 Allen Parkway
Houston, Texas 77019

Ladies and Gentlemen:
As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Service Corporation International, a Texas corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of an indeterminate amount of debt securities (the “Securities”) that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such Securities are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of the Securities is to be issued pursuant to the Indenture, dated as of February 1, 1993 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor to The Bank of New York), as trustee. The Indenture will be supplemented in connection with the issuance of each series of Securities by a supplemental indenture, officers’ certificate or other writing thereunder (each, a “Supplemental Indenture”) establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Company’s restated articles of incorporation and bylaws, each as amended to date (the “Charter Documents”), the Indenture, corporate records of the Company (including certain resolutions of the board of directors of the Company as furnished to us by you), certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinion hereinafter expressed. In giving such opinion, we have relied, to the extent we deem appropriate without independent investigation or verification, upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinion below, we have assumed, without independent investigation that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals thereof and that all information submitted to us is accurate and complete. Further, we have assumed that:
(a) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including any post-effective amendments thereto) and the applicable prospectus supplement;

(d) the board of directors of the Company or, to the extent permitted by the Texas Business Organizations Code, as amended, and the Charter Documents, a duly constituted and acting committee thereof (such board of directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of the Securities and related matters;

(e) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (each, a “Purchase Agreement”);

(f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(g) all Securities will be delivered (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon receipt of the consideration therein provided or (ii) upon conversion, exchange, redemption or exercise of any other security, in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange, redemption or exercise as approved by the Board for the consideration approved by the Board;

(h) the Board will have taken all necessary corporate action to designate and establish the terms of the Securities in accordance with the terms of the Indenture, including, if applicable, the execution and delivery of a Supplemental Indenture by the Company and the trustee thereunder, and the Securities will not include any provision that is unenforceable;

(i) a Supplemental Indenture will have been duly executed and delivered by the Company and, as applicable, the trustee thereunder;

(j) the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and

(k) forms of the Securities complying with the terms of the Indenture and evidencing the Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture;

On the basis of the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity, (c) public policy and applicable law relating to fiduciary duties and indemnification and (d) any implied covenants of good faith and fair dealing.
The opinion set forth above in this letter is limited in all respects to matters of the laws of the State of Texas, applicable federal law and the contract law of the State of New York. We hereby consent to the filing of this opinion letter of counsel with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.

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